UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 U.S. Route 1 Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

                      7 Clarke Drive, Cranbury, New Jersey 08512
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.02	Termination of a Material Definitive Agreement

On May 6, 2020, Outlook Therapeutics, Inc. (the “Company”) entered into a lease termination agreement with the landlord, Cedar Brook Corporate Center, LP, a New Jersey limited partnership, to terminate that certain lease dated June 12, 2011 for approximately 66,000 square feet of office, manufacturing and laboratory space located in Cranbury, New Jersey that served as the Company’s headquarters.

The Company conducted a review of its current and expected infrastructure and liquidity needs for its current strategy and, as a result, the Company determined to terminate the lease for its headquarters. The termination of the lease is expected to reduce cash needs by approximately $14.0 million over the remaining life of the original lease, through February 2028.

In consideration for termination of the lease, the Company agreed to make payments to landlord totaling approximately $1.0 million (payable in eight monthly installments commencing May 1, 2020), with late payments subject to an additional 7% per annum until paid in full. In the event the Company fails to make any monthly installment payment when due, if not paid within five days, the balance may be accelerated upon written demand of the landlord. The landlord will continue to hold the approximately $0.2 million cash security deposit as collateral for the Company’s ongoing obligations under lease, the termination agreement, and that certain August 2018 lease termination agreement previously entered into by and between the Company and the landlord and disclosed in that certain current report on Form 8-K filed on September 4, 2018.

The Company intends to use its existing lease for premises located at 4260 U.S. Route 1, Monmouth Junction, New Jersey, as its new corporate headquarters, which the Company believes is sufficient for its needs.

The foregoing description of the terms of the termination agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which the Company intends to file a copy of with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: May 11, 2020	By: /s/ Lawrence A. Kenyon Lawrence A. Kenyon Chief Executive Officer and Chief Financial Officer